Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2024 Third Quarter Results
At bbcon® 2024, Blackbaud Launched Its Most Aggressive Innovation Plans Yet
Charleston, S.C. (October 30, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its third quarter ended September 30, 2024.
"Blackbaud is a clear market leader with a path to penetrate even further into a rich market opportunity while empowering our existing customers through continued innovation. In September at our annual tech conference, bbcon, we introduced six waves of innovation that were met with overwhelming enthusiasm from our customers," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "Blackbaud remains focused on our operating plan and delivering an attractive multi-year financial profile of balanced mid single-digit plus organic revenue growth and improving profitability and cash flows. We plan to put our strong cash flow to work in a purposeful capital allocation strategy that benefits our stockholders. I continue to be excited about the company's mid- and long-term future."
Third Quarter 2024 Results Compared to Third Quarter 2023 Results:
•GAAP total revenue was $286.7 million, up 3.3% and non-GAAP organic revenue increased 4.3%.
•GAAP recurring revenue was $280.0 million, up 4.1% and represented 98% of total revenue. Non-GAAP organic recurring revenue increased 4.1%.
•GAAP income from operations was $43.8 million, with GAAP operating margin of 15.3%, an increase of 740 basis points.
•Non-GAAP income from operations was $78.9 million, with non-GAAP operating margin of 27.5%, a decrease of 120 basis points.
•GAAP net income was $20.5 million, with GAAP diluted earnings per share of $0.40, up $0.23 per share.
•Non-GAAP net income was $51.1 million, with non-GAAP diluted earnings per share of $0.99, down $0.13 per share.
•Non-GAAP adjusted EBITDA was $95.2 million, down $1.9 million, with non-GAAP adjusted EBITDA margin of 33.2%, a decrease of 180 basis points.
•GAAP net cash provided by operating activities was $104.0 million, a decrease of $24.0 million, with GAAP operating cash flow margin of 36.3%, a decrease of 980 basis points.
•Non-GAAP free cash flow was $88.3 million, a decrease of $22.3 million, with non-GAAP free cash flow margin of 30.8%, a decrease of 900 basis points.
•Non-GAAP adjusted free cash flow was $97.6 million, a decrease of $20.3 million, with non-GAAP adjusted free cash flow margin of 34.0%, a decrease of 850 basis points.
"The revision of our FY24 guide is a direct result of continued underperformance of EVERFI," said Tony Boor, executive vice president and CFO, Blackbaud. “We’ve spoken in the past about improving EVERFI’s performance and evaluating strategic options. We've hired a strategic advisor to assist us in evaluating options and have recently rightsized the business to better align costs to revenues. We plan to continue to update you as appropriate in this area.”

"However, we remain confident that our underlying business and our future opportunities remain strong. In the third quarter, our Social Sector, representing 89% of total revenue, grew at 6.6%. Non-GAAP adjusted EBITDA margin was 33.2% and the business generated $97.6 million in adjusted free cash flow for the quarter. We remain

PRESS RELEASE
committed to our stock repurchase program and as of today have repurchased approximately 8% of the common stock outstanding as of year-end 2023. We plan to continue to be purposeful about buying back our stock as well as investing in product innovation to deliver a compelling investment thesis to new and existing shareholders. We remain committed to delivering an attractive financial investment balanced between top-line growth, profitability, and cash flow, all of which are supported by our proven operating plan."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•At bbcon 2024, Blackbaud showcased the future of AI-powered fundraising and financial management for social impact organizations, rolling out six waves of innovation to build connection between solutions and teams while delivering contextual intelligence.
•Blackbaud and Microsoft announced upcoming product innovations that will enable Blackbaud customers to soon benefit from deeper integration of Microsoft AI and analytics into Blackbaud software, enabling them to achieve greater impact, gain in-depth insights and increase efficiency.
•The company released Blackbaud Donation Forms to U.S. Blackbaud CRM™ and Blackbaud Altru® customers to help social impact organizations raise more, streamline the donor experience, simplify administrative tasks, and reduce processing costs, enabling them to sustain and grow their missions.
•G2 recognized Blackbaud Raiser’s Edge NXT® in its Summer 2024 Reports across 11 different categories and as an overall leader in the Donor Management, Nonprofit CRM, and Donor Prospect Research categories, based on user ratings.
•Blackbaud also celebrated the achievements of its community during the quarter, recognizing Blackbaud Partner Network Awards winners helping bring more flexibility and value to customers, celebrating customers achieving the most with their technology through the Blackbaud Impact Awards, and honoring standout fundraisers in the JustGiving Awards.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today revised its 2024 full year financial guidance:
•GAAP revenue of $1.150 billion to $1.160 billion
•Non-GAAP adjusted EBITDA margin of 33.0% to 34.0%
•Non-GAAP earnings per share of $3.98 to $4.16
•Non-GAAP adjusted free cash flow of $235 million to $245 million
Included in its 2024 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $53 million to $57 million
•Fully diluted shares for the year are expected to be approximately 51.0 million to 52.0 million
•Capital expenditures for the year are expected to be approximately $65 million to $75 million, including approximately $60 million to $70 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K.

PRESS RELEASE
Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2024, Blackbaud currently expects net cash outlays of $8 million to $13 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of September 30, 2024, Blackbaud had approximately $737 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024.
Conference Call Details
What:    Blackbaud's 2024 Third Quarter Conference Call
When:    October 30, 2024
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
As previously disclosed, beginning in 2024, we apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of our financial results including our periodic effective tax rate calculated in accordance with GAAP, our operating environment and related tax legislation in effect and other factors deemed necessary. All 2023 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 20.0%.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies, if any, acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; Security Incident-related costs; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$34,633	$31,251
Restricted cash	428,095	697,006
Accounts receivable, net of allowance of $6,307 and $6,907 at September 30, 2024 and December 31, 2023, respectively	97,988	101,862
Customer funds receivable	7,343	353
Prepaid expenses and other current assets	87,499	99,285
Total current assets	655,558	929,757
Property and equipment, net	95,053	98,689
Operating lease right-of-use assets	27,522	36,927
Software and content development costs, net	169,507	160,194
Goodwill	1,056,882	1,053,738
Intangible assets, net	536,008	581,937
Other assets	60,444	51,037
Total assets	$2,600,974	$2,912,279
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$43,983	$25,184
Accrued expenses and other current liabilities	48,745	64,322
Due to customers	434,093	695,842
Debt, current portion	23,830	19,259
Deferred revenue, current portion	411,554	392,530
Total current liabilities	962,205	1,197,137
Debt, net of current portion	977,019	760,405
Deferred tax liability	68,196	93,292
Deferred revenue, net of current portion	1,705	2,397
Operating lease liabilities, net of current portion	35,218	40,085
Other liabilities	12,304	10,258
Total liabilities	2,056,647	2,103,574
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 70,955,940 and 69,188,304 shares issued at September 30, 2024 and December 31, 2023, respectively; 50,869,218 and 53,625,440 shares outstanding at September 30, 2024 and December 31, 2023, respectively	71	69
Additional paid-in capital	1,227,198	1,203,012
Treasury stock, at cost; 20,086,722 and 15,562,864 shares at September 30, 2024 and December 31, 2023, respectively	(922,516)	(591,557)
Accumulated other comprehensive loss	(6,887)	(1,688)
Retained earnings	246,461	198,869
Total stockholders’ equity	544,327	808,705
Total liabilities and stockholders’ equity	$2,600,974	$2,912,279

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue
Recurring	$280,018	$269,001	$832,912	$784,139
One-time services and other	6,709	8,625	20,351	26,282
Total revenue	286,727	277,626	853,263	810,421
Cost of revenue
Cost of recurring	122,646	114,132	361,644	342,558
Cost of one-time services and other	4,871	7,634	16,779	23,795
Total cost of revenue	127,517	121,766	378,423	366,353
Gross profit	159,210	155,860	474,840	444,068
Operating expenses
Sales, marketing and customer success	49,454	52,462	147,400	160,038
Research and development	39,368	37,965	121,238	114,702
General and administrative	25,645	42,596	106,842	154,582
Amortization	918	793	2,724	2,355
Total operating expenses	115,385	133,816	378,204	431,677
Income from operations	43,825	22,044	96,636	12,391
Interest expense	(14,140)	(9,620)	(40,131)	(31,449)
Other income, net	2,997	5,662	9,654	10,447
Income (loss) before provision (benefit) for income taxes	32,682	18,086	66,159	(8,611)
Income tax provision (benefit)	12,140	9,069	18,567	(5,032)
Net income (loss)	$20,542	$9,017	$47,592	$(3,579)
Earnings (loss) per share
Basic	$0.41	$0.17	$0.93	$(0.07)
Diluted	$0.40	$0.17	$0.91	$(0.07)
Common shares and equivalents outstanding
Basic weighted average shares	50,409,292	52,704,974	51,067,255	52,495,556
Diluted weighted average shares	51,632,569	54,089,897	52,107,147	52,495,556
Other comprehensive loss
Foreign currency translation adjustment	$6,463	$(4,794)	$5,617	$419
Unrealized (loss) gain on derivative instruments, net of tax	(13,525)	4,093	(10,816)	(1,216)
Total other comprehensive loss	(7,062)	(701)	(5,199)	(797)
Comprehensive income (loss)	$13,480	$8,316	$42,393	$(4,376)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2024	2023
Cash flows from operating activities
Net income (loss)	$47,592	$(3,579)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	91,618	81,627
Provision for credit losses and sales returns	1,721	4,815
Stock-based compensation expense	76,430	95,668
Deferred taxes	(21,776)	(31,163)
Amortization of deferred financing costs and discount	1,786	1,388
Loss on disposition of business	1,561	—
Other non-cash adjustments	2,462	5,106
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	918	(4,757)
Prepaid expenses and other assets	(873)	14,488
Trade accounts payable	18,322	(3,362)
Accrued expenses and other liabilities	(16,373)	9,073
Deferred revenue	18,998	33,679
Net cash provided by operating activities	222,386	202,983
Cash flows from investing activities
Purchase of property and equipment	(7,235)	(4,243)
Capitalized software and content development costs	(42,882)	(44,664)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	—	(13)
Net cash used in disposition of business	(1,179)	—
Other investing activities	(5,029)	(250)
Net cash used in investing activities	(56,325)	(49,170)
Cash flows from financing activities
Proceeds from issuance of debt	1,303,400	175,800
Payments on debt	(1,080,192)	(293,957)
Debt issuance costs	(6,458)	—
Employee taxes paid for withheld shares upon equity award settlement	(55,950)	(35,568)
Change in due to customers	(263,732)	(339,735)
Change in customer funds receivable	(6,777)	(3,286)
Purchase of treasury stock	(325,408)	—
Net cash used in financing activities	(435,117)	(496,746)
Effect of exchange rate on cash, cash equivalents and restricted cash	3,527	(311)
Net decrease in cash, cash equivalents and restricted cash	(265,529)	(343,244)
Cash, cash equivalents and restricted cash, beginning of period	728,257	733,931
Cash, cash equivalents and restricted cash, end of period	$462,728	$390,687
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$34,633	$31,251
Restricted cash	428,095	697,006
Total cash, cash equivalents and restricted cash in the statement of cash flows	$462,728	$728,257

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP Revenue	$286,727	$277,626	$853,263	$810,421

GAAP gross profit	$159,210	$155,860	$474,840	$444,068
GAAP gross margin	55.5%	56.1%	55.6%	54.8%
Non-GAAP adjustments:
Add: Stock-based compensation expense	2,915	4,145	10,066	12,242
Add: Amortization of intangibles from business combinations	14,667	13,117	43,969	39,364
Add: Employee severance	—	—	—	797
Subtotal	17,582	17,262	54,035	52,403
Non-GAAP gross profit	$176,792	$173,122	$528,875	$496,471
Non-GAAP gross margin	61.7%	62.4%	62.0%	61.3%

GAAP income from operations	$43,825	$22,044	$96,636	$12,391
GAAP operating margin	15.3%	7.9%	11.3%	1.5%
Non-GAAP adjustments:
Add: Stock-based compensation expense	18,574	32,379	76,430	95,668
Add: Amortization of intangibles from business combinations	15,585	13,910	46,693	41,719
Add: Employee severance	—	140	—	5,094
Add: Acquisition and disposition-related costs	246	7,029	4,899	6,799
Add: Security Incident-related costs(1)	637	4,086	12,782	48,646
Subtotal	35,042	57,544	140,804	197,926
Non-GAAP income from operations	$78,867	$79,588	$237,440	$210,317
Non-GAAP operating margin	27.5%	28.7%	27.8%	26.0%

GAAP income (loss) before provision (benefit) for income taxes	$32,682	$18,086	$66,159	$(8,611)
GAAP net income (loss)	$20,542	$9,017	$47,592	$(3,579)

Shares used in computing GAAP diluted earnings (loss) per share	51,632,569	54,089,897	52,107,147	52,495,556
GAAP diluted earnings (loss) per share	$0.40	$0.17	$0.91	$(0.07)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	12,140	9,069	18,567	(5,032)
Add: Total non-GAAP adjustments affecting income from operations	35,042	57,544	140,804	197,926
Non-GAAP income before provision for income taxes	67,724	75,630	206,963	189,315
Assumed non-GAAP income tax provision(2)	16,592	15,126	50,706	37,863
Non-GAAP net income	$51,132	$60,504	$156,257	$151,452

Shares used in computing non-GAAP diluted earnings per share	51,632,569	54,089,897	52,107,147	53,469,768
Non-GAAP diluted earnings per share	$0.99	$1.12	$3.00	$2.83

(1)Includes Security Incident-related costs incurred during the three months ended September 30, 2024 which were insignificant, during the nine months ended September 30, 2024 of $12.8 million, which included approximately $6.8 million in recorded liabilities for loss contingencies, and during the three and nine months ended September 30, 2023 of $4.1 million and $48.6 million, respectively, which included approximately $0.0 million and $30.0 million, respectively, in recorded aggregate liabilities for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2024, we currently expect pre-tax expenses of approximately $5 million to $10 million and cash outlays of approximately $8 million to $13 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters discussed below. In line with our policy, legal fees are expensed as incurred. As of September 30, 2024, we have recorded approximately $0.7 million in aggregate liabilities for loss contingencies based primarily on recent negotiations with certain customers related to the Security Incident that we believe we can reasonably estimate. During the third quarter of 2024, we paid $6.8 million in connection with our settlement with the Attorney General of the State of California (as previously disclosed on June 14, 2024). It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of September 30, 2024 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(2)Beginning in 2024, we now apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. For the three and nine months ended September 30, 2023, the tax impact related to non-GAAP adjustments is calculated under our historical non-GAAP effective tax rate of 20.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP revenue(1)	$286,727	$277,626	$853,263	$810,421
GAAP revenue growth	3.3%		5.3%
Less: Non-GAAP revenue from divested businesses(2)	—	(2,692)	—	(5,189)
Non-GAAP organic revenue(2)	$286,727	$274,934	$853,263	$805,232
Non-GAAP organic revenue growth	4.3%		6.0%

Non-GAAP organic revenue(3)	$286,727	$274,934	$853,263	$805,232
Foreign currency impact on non-GAAP organic revenue(4)	(1,024)	—	(2,130)	—
Non-GAAP organic revenue on constant currency basis(4)	$285,703	$274,934	$851,133	$805,232
Non-GAAP organic revenue growth on constant currency basis	3.9%		5.7%

GAAP recurring revenue	$280,018	$269,001	$832,912	$784,139
GAAP recurring revenue growth	4.1%		6.2%
Less: Non-GAAP recurring revenue from divested businesses(2)	—	—	—	—
Non-GAAP organic recurring revenue(3)	$280,018	$269,001	$832,912	$784,139
Non-GAAP organic recurring revenue growth	4.1%		6.2%

Non-GAAP organic recurring revenue(2)	$280,018	$269,001	$832,912	$784,139
Foreign currency impact on non-GAAP organic recurring revenue(4)	(1,005)	—	(2,070)	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$279,013	$269,001	$830,842	$784,139
Non-GAAP organic recurring revenue growth on constant currency basis	3.7%		6.0%
(1)Includes EVERFI revenue of $19.4 million and $26.2 million for the three months ended September 30, 2024 and 2023, respectively, and $66.8 million and $80.4 million for the nine months ended September 30, 2024 and 2023, respectively.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP net income (loss)	$20,542	$9,017	$47,592	$(3,579)
Non-GAAP adjustments:
Add: Interest, net	11,022	6,608	32,150	24,893
Add: GAAP income tax provision (benefit)	12,140	9,069	18,567	(5,032)
Add: Depreciation	3,293	3,293	9,621	9,901
Add: Amortization of intangibles from business combinations	15,585	13,910	46,693	41,719
Add: Amortization of software and content development costs(1)	13,186	11,573	37,915	33,113
Subtotal	55,226	44,453	144,946	104,594
Non-GAAP EBITDA	$75,768	$53,470	$192,538	$101,015
Non-GAAP EBITDA margin(2)	26.4%		22.6%

Non-GAAP adjustments:
Add: Stock-based compensation expense	$18,574	$32,379	$76,430	$95,668
Add: Employee severance	—	140	—	5,094
Add: Acquisition and disposition-related costs(3)	246	7,029	4,899	6,799
Add: Security Incident-related costs(3)	637	4,086	12,782	48,646
Subtotal	19,457	43,634	94,111	156,207
Non-GAAP adjusted EBITDA	$95,225	$97,104	$286,649	$257,222
Non-GAAP adjusted EBITDA margin(4)	33.2%		33.6%

Rule of 40(5)	37.5%		39.6%

Non-GAAP adjusted EBITDA	$95,225	$97,104	$286,649	$257,222
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(556)	(1,162)	(1,059)	709
Non-GAAP adjusted EBITDA on constant currency basis(6)	$94,669	$95,942	$285,590	$257,931
Non-GAAP adjusted EBITDA margin on constant currency basis	33.1%		33.6%

Rule of 40 on constant currency basis(7)	37.0%		39.3%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Nine months ended September 30,
	2024	2023
GAAP net cash provided by operating activities	$222,386	$202,983
GAAP operating cash flow margin	26.1%	25.0%
Non-GAAP adjustments:
Less: purchase of property and equipment	(7,235)	(4,243)
Less: capitalized software and content development costs	(42,882)	(44,664)
Non-GAAP free cash flow	$172,269	$154,076
Non-GAAP free cash flow margin	20.2%	19.0%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	15,081	23,100
Non-GAAP adjusted free cash flow	$187,350	$177,176
Non-GAAP adjusted free cash flow margin	22.0%	21.9%